Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: April 18, 2016

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2016.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the initial quarter of 2016 were $1.73, up 5% from $1.65 in each of the first and fourth quarters of 2015. GAAP-basis net income in the recent quarter was $299 million, 24% higher than the $242 million earned in the year-earlier quarter and 10% above the $271 million recorded in the final 2015 quarter. Net income for the initial 2016 quarter expressed as an annualized rate of return on average assets and average common shareholders’ equity was .97% and 7.44%, respectively, compared with 1.02% and 7.99%, respectively, in the corresponding 2015 period and .93% and 7.22% in the fourth quarter of 2015. M&T’s first quarter 2016 results reflect a full-quarter impact of its November 1, 2015 acquisition of Hudson City Bancorp, Inc. (“Hudson City”).

Commenting on M&T’s recent quarter performance, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Results in 2016’s initial quarter reflected strong growth in net interest income, solid loan growth, stable credit performance and well-controlled expenses, leading to an 11% rise in diluted net

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M&T BANK CORPORATION

operating earnings per share, to $1.87, over the year-earlier period. The quarter was highlighted by the full integration of Hudson City’s operations through the successful conversion of the deposit system and branch network. Our entire banking franchise is now operating under the M&T flag, enabling us to extend to our new customers our unwavering commitment to outstanding service.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expense are presented in the tables that accompany this release. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.87 in the first three months of 2016, up 11% from $1.68 in the year-earlier period. Net operating income for the initial quarter of 2016 rose 30% to $320 million from $246 million in the first quarter of 2015. Diluted net operating earnings per common share and net operating income in the fourth quarter of 2015 were $2.09 and $338 million, respectively.

Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net

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operating income was 1.09% and 11.62%, respectively, in the first quarter of 2016, compared with 1.08% and 11.90%, respectively, in the year-earlier quarter and 1.21% and 13.26%, respectively, in the fourth quarter of 2015.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income aggregated $878 million in the initial quarter of 2016, up 32% from $665 million in the year-earlier period. That growth resulted predominantly from a 31% rise in average earning assets, which grew to $111.2 billion in the recent quarter from $85.2 billion in the year-earlier quarter. The improvement reflects the Hudson City acquisition that added approximately $18.1 billion to average loans in the recent quarter plus growth of $2.9 billion in M&T’s other loan portfolios. The net interest margin in the first quarter of 2016 was 3.18%, improved slightly from 3.17% in the initial 2015 quarter. Taxable-equivalent net interest income in the fourth quarter of 2015 was $813 million. The $65 million improvement in the recent quarter as compared with the final 2015 quarter was largely due to the full-quarter impact of the Hudson City transaction, growth in commercial loans and commercial real estate loans and a 6 basis point widening of the net interest margin.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $49 million in the first quarter of 2016, compared with $38 million in the year-earlier quarter. The provision in the final 2015 quarter was $58 million, reflecting a merger-related charge of $21 million associated with loans obtained in the Hudson City acquisition. Net charge-offs of loans during the recent quarter aggregated $42 million, compared with $36 million in each of the first and fourth quarters of 2015. Expressed as an annualized percentage of average loans

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outstanding, net charge-offs were .19% during the first three months of 2016, compared with .22% and .18% in the first and fourth quarters of 2015, respectively.

Loans classified as nonaccrual totaled $877 million or 1.00% of total loans outstanding at March 31, 2016, compared with $791 million or 1.18% a year earlier and $799 million or .91% at December 31, 2015. Loans obtained from Hudson City that were over 90 days past due as of the acquisition date are reported as purchased impaired loans and, in accordance with GAAP, interest continues to accrue on those loans despite their delinquency status. Those acquired loans have not been reported as nonaccrual as of either March 31, 2016 or December 31, 2015. The higher level of nonaccrual loans at the recent quarter-end reflects the normal migration of $80 million of previously performing loans obtained in the acquisition of Hudson City that became over 90 days past due during the recent quarter and, as such, were not identifiable as purchased impaired as of the acquisition date. Assets taken in foreclosure of defaulted loans totaled $188 million at March 31, 2016, compared with $63 million a year earlier and $195 million at December 31, 2015. The higher level of such assets at the two most recent quarter-ends resulted from residential real estate properties associated with the Hudson City acquisition.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $963 million at March 31, 2016, compared with $921 million a year earlier and $956 million at December 31, 2015. The allowance expressed as a percentage of outstanding loans was 1.10% at March 31, 2016, compared with 1.37% at March 31, 2015 and 1.09% at

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M&T BANK CORPORATION

December 31, 2015. The decline in those ratios at the two most recent quarter-ends as compared with March 31, 2015 reflects the impact of residential mortgage loans obtained in the Hudson City acquisition.

Noninterest Income and Expense. Noninterest income totaled $421 million in the initial 2016 quarter, $440 million in the year-earlier quarter and $448 million in the fourth quarter of 2015. As compared with the first quarter of 2015, residential mortgage banking revenues declined in the recent quarter, reflecting lower loan origination volumes and loan servicing income, and trust income decreased predominantly from the April 2015 sale of M&T’s trade processing business within its retirement services division. As compared with the final quarter of 2015, noninterest income in the recent quarter reflected lower levels of credit-related fees and commercial mortgage banking revenues.

Noninterest expense in the first quarter of 2016 aggregated $776 million, compared with $686 million and $786 million in the first and fourth quarters of 2015, respectively. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $741 million in the first quarter of 2016, $680 million in the year-earlier quarter and $701 million in the fourth quarter of 2015. The most significant factor for the higher level of operating expenses in the recent quarter as compared to the initial 2015 quarter was the impact of operations obtained in the Hudson City acquisition. The rise in operating expenses from 2015’s final quarter reflected the full-quarter impact of the Hudson City acquisition, along with seasonally higher stock-based

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compensation and employee benefits expenses offset, in part, by lower professional services costs.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. Notably, M&T’s efficiency ratio improved to 57.0% in the first quarter of 2016 from 61.5% in the year-earlier quarter.

Balance Sheet. M&T had total assets of $124.6 billion at March 31, 2016, up 27% from $98.4 billion a year earlier. Investment securities at the recent quarter-end were $15.5 billion, up $1.1 billion or 7% from March 31, 2015. Loans and leases, net of unearned discount, rose 31% to $87.9 billion at March 31, 2016 from $67.1 billion a year earlier. Total deposits were $94.2 billion at the recent quarter-end, up 28% from $73.6 billion at March 31, 2015.

Reflecting $3.1 billion of common equity issued in the acquisition of Hudson City, total shareholders’ equity rose $3.8 billion or 31% to $16.4 billion at March 31, 2016 from $12.5 billion at March 31, 2015, representing 13.12% and 12.73%, respectively, of total assets. Common shareholders’ equity was $15.1 billion, or $95.00 per share at March 31, 2016, up from $11.3 billion, or $84.95 per share, a year earlier. Tangible equity per common share rose 13% to $65.65 at March 31, 2016 from $58.29 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $93.60 and $64.28, respectively, at December 31, 2015. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other

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intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 11.06% at March 31, 2016.

M&T’s Board of Directors authorized the purchase of up to $254 million of shares of common stock through the end of the second quarter of 2016. During the first quarter, M&T purchased 948,545 shares of common stock under that authorization at an average cost per share of $105.42, for a total cost of $100 million.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #88263531. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Thursday, April 21, 2016 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to the ID #88263531. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia, and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

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Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome

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of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2016	2015	Change
Performance
Net income	$298,528	241,613	24%
Net income available to common shareholders	275,748	218,837	26%

Per common share:
Basic earnings	$1.74	1.66	5%
Diluted earnings	1.73	1.65	5%
Cash dividends	$.70	.70	—

Common shares outstanding:
Average—diluted (1)	159,181	132,769	20%
Period end (2)	159,156	132,946	20%

Return on (annualized):
Average total assets	.97%	1.02%
Average common shareholders’ equity	7.44%	7.99%

Taxable-equivalent net interest income	$878,296	665,426	32%

Yield on average earning assets	3.54%	3.54%
Cost of interest-bearing liabilities	.53%	.57%
Net interest spread	3.01%	2.97%
Contribution of interest-free funds	.17%	.20%
Net interest margin	3.18%	3.17%

Net charge-offs to average total net loans (annualized)	.19%	.22%

Net operating results (3)
Net operating income	$320,064	245,776	30%
Diluted net operating earnings per common share	1.87	1.68	11%
Return on (annualized):
Average tangible assets	1.09%	1.08%
Average tangible common equity	11.62%	11.90%
Efficiency ratio	57.00%	61.46%

	At March 31
Loan quality	2016	2015	Change
Nonaccrual loans	$876,691	790,586	11%
Real estate and other foreclosed assets	188,004	62,578	200%

Total nonperforming assets	$1,064,695	853,164	25%

Accruing loans past due 90 days or more (4)	$336,170	236,621	42%

Government guaranteed loans included in totals above:
Nonaccrual loans	$49,688	60,508	-18%
Accruing loans past due 90 days or more	279,340	193,618	44%

Renegotiated loans	$200,771	198,911	1%

Accruing loans acquired at a discount past due 90 days or more (5)	$61,767	80,110	-23%

Purchased impaired loans (6):
Outstanding customer balance	$1,124,776	335,079
Carrying amount	715,874	184,018

Nonaccrual loans to total net loans	1.00%	1.18%

Allowance for credit losses to total loans	1.10%	1.37%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2016	2015	2015	2015	2015
Performance
Net income	$298,528	270,965	280,401	286,688	241,613
Net income available to common shareholders	275,748	248,059	257,346	263,481	218,837

Per common share:
Basic earnings	$1.74	1.65	1.94	1.99	1.66
Diluted earnings	1.73	1.65	1.93	1.98	1.65
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average—diluted (1)	159,181	150,718	133,376	133,116	132,769
Period end (2)	159,156	159,600	133,311	133,099	132,946

Return on (annualized):
Average total assets	.97%	.93%	1.13%	1.18%	1.02%
Average common shareholders’ equity	7.44%	7.22%	8.93%	9.37%	7.99%

Taxable-equivalent net interest income	$878,296	813,401	699,075	689,148	665,426

Yield on average earning assets	3.54%	3.48%	3.48%	3.52%	3.54%
Cost of interest-bearing liabilities	.53%	.54%	.55%	.55%	.57%
Net interest spread	3.01%	2.94%	2.93%	2.97%	2.97%
Contribution of interest-free funds	.17%	.18%	.21%	.20%	.20%
Net interest margin	3.18%	3.12%	3.14%	3.17%	3.17%

Net charge-offs to average total net loans (annualized)	.19%	.18%	.24%	.13%	.22%

Net operating results (3)
Net operating income	$320,064	337,613	282,907	290,341	245,776
Diluted net operating earnings per common share	1.87	2.09	1.95	2.01	1.68
Return on (annualized):
Average tangible assets	1.09%	1.21%	1.18%	1.24%	1.08%
Average tangible common equity	11.62%	13.26%	12.98%	13.76%	11.90%
Efficiency ratio	57.00%	55.53%	57.05%	58.23%	61.46%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2016	2015	2015	2015	2015
Nonaccrual loans	$876,691	799,409	787,098	797,146	790,586
Real estate and other foreclosed assets	188,004	195,085	66,144	63,734	62,578

Total nonperforming assets	$1,064,695	994,494	853,242	860,880	853,164

Accruing loans past due 90 days or more (4)	$336,170	317,441	231,465	238,568	236,621

Government guaranteed loans included in totals above:
Nonaccrual loans	$49,688	47,052	48,955	58,259	60,508
Accruing loans past due 90 days or more	279,340	276,285	193,998	206,775	193,618

Renegotiated loans	$200,771	182,865	189,639	197,145	198,911

Accruing loans acquired at a discount past due 90 days or more (5)	$61,767	68,473	80,827	78,591	80,110

Purchased impaired loans (6):
Outstanding customer balance	$1,124,776	1,204,004	278,979	312,507	335,079
Carrying amount	715,874	768,329	149,421	169,240	184,018

Nonaccrual loans to total net loans	1.00%	.91%	1.15%	1.17%	1.18%

Allowance for credit losses to total loans	1.10%	1.09%	1.36%	1.36%	1.37%

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(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended March 31
Dollars in thousands	2016	2015	Change
Interest income	$972,834	738,087	32%
Interest expense	100,870	78,499	28

Net interest income	871,964	659,588	32

Provision for credit losses	49,000	38,000	29

Net interest income after provision for credit losses	822,964	621,588	32

Other income
Mortgage banking revenues	82,063	101,601	-19
Service charges on deposit accounts	102,405	102,344	—
Trust income	111,077	123,734	-10
Brokerage services income	16,004	15,461	4
Trading account and foreign exchange gains	7,458	6,231	20
Gain (loss) on bank investment securities	4	(98)	—
Equity in earnings of Bayview Lending Group LLC	(3,619)	(4,191)	—
Other revenues from operations	105,541	95,121	11

Total other income	420,933	440,203	-4

Other expense
Salaries and employee benefits	431,785	389,893	11
Equipment and net occupancy	74,178	66,470	12
Printing, postage and supplies	11,986	9,590	25
Amortization of core deposit and other intangible assets	12,319	6,793	81
FDIC assessments	25,225	10,660	137
Other costs of operations	220,602	202,969	9

Total other expense	776,095	686,375	13

Income before income taxes	467,802	375,416	25

Applicable income taxes	169,274	133,803	27

Net income	$298,528	241,613	24%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2016	2015	2015	2015	2015
Interest income	$972,834	902,377	770,026	760,354	738,087
Interest expense	100,870	95,333	77,199	77,226	78,499

Net interest income	871,964	807,044	692,827	683,128	659,588

Provision for credit losses	49,000	58,000	44,000	30,000	38,000

Net interest income after provision for credit losses	822,964	749,044	648,827	653,128	621,588

Other income
Mortgage banking revenues	82,063	87,500	84,035	102,602	101,601
Service charges on deposit accounts	102,405	105,748	107,259	105,257	102,344
Trust income	111,077	114,564	113,744	118,598	123,734
Brokerage services income	16,004	15,546	16,902	16,861	15,461
Trading account and foreign exchange gains	7,458	9,938	8,362	6,046	6,231
Gain (loss) on bank investment securities	4	(22)	—	(10)	(98)
Equity in earnings of Bayview Lending Group LLC	(3,619)	(3,224)	(3,721)	(3,131)	(4,191)
Other revenues from operations	105,541	118,058	113,118	150,804	95,121

Total other income	420,933	448,108	439,699	497,027	440,203

Other expense
Salaries and employee benefits	431,785	434,413	363,567	361,657	389,893
Equipment and net occupancy	74,178	70,747	68,470	66,852	66,470
Printing, postage and supplies	11,986	10,905	8,691	9,305	9,590
Amortization of core deposit and other intangible assets	12,319	9,576	4,090	5,965	6,793
FDIC assessments	25,225	19,562	11,090	10,801	10,660
Other costs of operations	220,602	240,910	197,908	242,048	202,969

Total other expense	776,095	786,113	653,816	696,628	686,375

Income before income taxes	467,802	411,039	434,710	453,527	375,416

Applicable income taxes	169,274	140,074	154,309	166,839	133,803

Net income	$298,528	270,965	280,401	286,688	241,613

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2016	2015	Change
ASSETS
Cash and due from banks	$1,178,175	1,269,816	-7%
Interest-bearing deposits at banks	9,545,181	6,291,491	52
Federal funds sold	—	97,037	-100
Trading account assets	467,987	363,085	29
Investment securities	15,467,320	14,393,270	7
Loans and leases:
Commercial, financial, etc.	21,226,577	19,775,494	7
Real estate—commercial	29,713,293	27,845,710	7
Real estate—consumer	25,299,638	8,504,119	197
Consumer	11,632,958	10,973,719	6

Total loans and leases, net of unearned discount	87,872,466	67,099,042	31
Less: allowance for credit losses	962,752	921,373	4

Net loans and leases	86,909,714	66,177,669	31

Goodwill	4,593,112	3,524,625	30
Core deposit and other intangible assets	127,949	28,234	353
Other assets	6,336,194	6,232,556	2

Total assets	$124,625,632	98,377,783	27%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$29,709,218	27,181,120	9%
Interest-bearing deposits	64,338,571	46,234,455	39
Deposits at Cayman Islands office	166,787	178,545	-7

Total deposits	94,214,576	73,594,120	28

Short-term borrowings	1,766,826	193,495	813
Accrued interest and other liabilities	1,948,142	1,552,724	25
Long-term borrowings	10,341,035	10,509,143	-2

Total liabilities	108,270,579	85,849,482	26

Shareholders’ equity:
Preferred	1,231,500	1,231,500	—
Common (1)	15,123,553	11,296,801	34

Total shareholders’ equity	16,355,053	12,528,301	31

Total liabilities and shareholders’ equity	$124,625,632	98,377,783	27%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $150.2 million at March 31, 2016 and $152.5 million at March 31, 2015.

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2016	2015	2015	2015	2015
ASSETS
Cash and due from banks	$1,178,175	1,368,040	1,249,704	1,347,858	1,269,816
Interest-bearing deposits at banks	9,545,181	7,594,350	4,713,266	4,045,852	6,291,491
Federal funds sold	—	—	—	3,000	97,037
Trading account assets	467,987	273,783	340,710	277,009	363,085
Investment securities	15,467,320	15,656,439	14,494,539	14,751,637	14,393,270
Loans and leases:
Commercial, financial, etc.	21,226,577	20,422,338	20,233,177	20,111,028	19,775,494
Real estate—commercial	29,713,293	29,197,311	28,720,537	28,442,488	27,845,710
Real estate—consumer	25,299,638	26,270,103	8,211,062	8,444,542	8,504,119
Consumer	11,632,958	11,599,747	11,375,472	11,133,194	10,973,719

Total loans and leases, net of unearned discount	87,872,466	87,489,499	68,540,248	68,131,252	67,099,042
Less: allowance for credit losses	962,752	955,992	933,798	929,987	921,373

Net loans and leases	86,909,714	86,533,507	67,606,450	67,201,265	66,177,669

Goodwill	4,593,112	4,593,112	3,513,325	3,513,325	3,524,625
Core deposit and other intangible assets	127,949	140,268	18,179	22,269	28,234
Other assets	6,336,194	6,628,385	5,860,889	5,917,861	6,232,556

Total assets	$124,625,632	122,787,884	97,797,062	97,080,076	98,377,783

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$29,709,218	29,110,635	28,189,330	27,674,588	27,181,120
Interest-bearing deposits	64,338,571	62,677,036	44,549,028	44,787,590	46,234,455
Deposits at Cayman Islands office	166,787	170,170	206,185	167,441	178,545

Total deposits	94,214,576	91,957,841	72,944,543	72,629,619	73,594,120

Short-term borrowings	1,766,826	2,132,182	173,783	153,299	193,495
Accrued interest and other liabilities	1,948,142	1,870,714	1,582,513	1,453,249	1,552,724
Long-term borrowings	10,341,035	10,653,858	10,174,289	10,175,912	10,509,143

Total liabilities	108,270,579	106,614,595	84,875,128	84,412,079	85,849,482

Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	15,123,553	14,941,789	11,690,434	11,436,497	11,296,801

Total shareholders’ equity	16,355,053	16,173,289	12,921,934	12,667,997	12,528,301

Total liabilities and shareholders’ equity	$124,625,632	122,787,884	97,797,062	97,080,076	98,377,783

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $150.2 million at March 31, 2016, $251.6 million at December 31, 2015, $163.5 million at September 30, 2015, $217.5 million at June 30, 2015 and $152.5 million at March 31, 2015.

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M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2016 from
Dollars in millions	2016		2015		2015		March 31, 2015	December 31, 2015
	Balance	Rate	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$8,193	.51%	5,073	.25%	6,622	.30%	62%	24%
Federal funds sold	1	.77	97	.10	1	.54	-100	—
Trading account assets	85	1.78	79	2.87	68	1.88	8	26
Investment securities	15,348	2.60	13,376	2.67	15,786	2.55	15	-3
Loans and leases, net of unearned discount
Commercial, financial, etc.	20,717	3.39	19,457	3.21	20,221	3.23	6	2
Real estate—commercial	29,426	4.16	27,596	4.18	28,973	4.11	7	2
Real estate—consumer	25,859	3.93	8,572	4.15	20,369	4.01	202	27
Consumer	11,582	4.55	10,962	4.49	11,547	4.44	6	—

Total loans and leases, net	87,584	3.99	66,587	3.97	81,110	3.92	32	8

Total earning assets	111,211	3.54	85,212	3.54	103,587	3.48	31	7
Goodwill	4,593		3,525		4,218		30	9
Core deposit and other intangible assets	134		31		101		326	32
Other assets	7,314		7,124		7,146		3	2

Total assets	$123,252		95,892		115,052		29%	7%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Interest-checking deposits	$1,359	.12	1,121	.11	1,331	.11	21%	2%
Savings deposits	48,976	.13	41,525	.10	45,974	.11	18	7
Time deposits	12,999	.75	3,017	.50	9,686	.65	331	34
Deposits at Cayman Islands office	187	.42	224	.27	224	.30	-16	-16

Total interest-bearing deposits	63,521	.26	45,887	.13	57,215	.21	38	11

Short-term borrowings	2,082	.42	196	.07	1,615	.39	961	29
Long-term borrowings	10,528	2.21	9,835	2.64	10,748	2.36	7	-2

Total interest-bearing liabilities	76,131	.53	55,918	.57	69,578	.54	36	9
Noninterest-bearing deposits	28,870		25,811		28,443		12	2
Other liabilities	1,972		1,704		2,024		16	-3

Total liabilities	106,973		83,433		100,045		28	7
Shareholders’ equity	16,279		12,459		15,007		31	8

Total liabilities and shareholders’ equity	$123,252		95,892		115,052		29%	7%

Net interest spread		3.01		2.97		2.94
Contribution of interest-free funds		.17		.20		.18
Net interest margin		3.18%		3.17%		3.12%

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M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Income statement data
In thousands, except per share
Net income
Net income	$298,528	270,965	280,401	286,688	241,613
Amortization of core deposit and other intangible assets (1)	7,488	5,828	2,506	3,653	4,163
Merger-related expenses (1)	14,048	60,820	—	—	—

Net operating income	$320,064	337,613	282,907	290,341	245,776

Earnings per common share
Diluted earnings per common share	$1.73	1.65	1.93	1.98	1.65
Amortization of core deposit and other intangible assets (1)	.05	.04	.02	.03	.03
Merger-related expenses (1)	.09	.40	—	—	—

Diluted net operating earnings per common share	$1.87	2.09	1.95	2.01	1.68

Other expense
Other expense	$776,095	786,113	653,816	696,628	686,375
Amortization of core deposit and other intangible assets	(12,319)	(9,576)	(4,090)	(5,965)	(6,793)
Merger-related expenses	(23,162)	(75,976)	—	—	—

Noninterest operating expense	$740,614	700,561	649,726	690,663	679,582

Merger-related expenses
Salaries and employee benefits	$5,274	51,287	—	—	—
Equipment and net occupancy	939	3	—	—	—
Printing, postage and supplies	937	504	—	—	—
Other costs of operations	16,012	24,182	—	—	—

Other expense	23,162	75,976	—	—	—
Provision for credit losses	—	21,000	—	—	—

Total	$23,162	96,976	—	—	—

Efficiency ratio
Noninterest operating expense (numerator)	$740,614	700,561	649,726	690,663	679,582

Taxable-equivalent net interest income	878,296	813,401	699,075	689,148	665,426
Other income	420,933	448,108	439,699	497,027	440,203
Less: Gain (loss) on bank investment securities	4	(22)	—	(10)	(98)

Denominator	$1,299,225	1,261,531	1,138,774	1,186,185	1,105,727

Efficiency ratio	57.00%	55.53%	57.05%	58.23%	61.46%

Balance sheet data
In millions
Average assets
Average assets	$123,252	115,052	98,515	97,598	95,892
Goodwill	(4,593)	(4,218)	(3,513)	(3,514)	(3,525)
Core deposit and other intangible assets	(134)	(101)	(20)	(25)	(31)
Deferred taxes	52	39	7	8	10

Average tangible assets	$118,577	110,772	94,989	94,067	92,346

Average common equity
Average total equity	$16,279	15,007	12,787	12,636	12,459
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)

Average common equity	15,047	13,775	11,555	11,404	11,227
Goodwill	(4,593)	(4,218)	(3,513)	(3,514)	(3,525)
Core deposit and other intangible assets	(134)	(101)	(20)	(25)	(31)
Deferred taxes	52	39	7	8	10

Average tangible common equity	$10,372	9,495	8,029	7,873	7,681

At end of quarter
Total assets
Total assets	$124,626	122,788	97,797	97,080	98,378
Goodwill	(4,593)	(4,593)	(3,513)	(3,513)	(3,525)
Core deposit and other intangible assets	(128)	(140)	(18)	(22)	(28)
Deferred taxes	50	54	6	7	9

Total tangible assets	$119,955	118,109	94,272	93,552	94,834

Total common equity
Total equity	$16,355	16,173	12,922	12,668	12,528
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,232)
Undeclared dividends—cumulative preferred stock	(3)	(2)	(3)	(3)	(2)

Common equity, net of undeclared cumulative preferred dividends	15,120	14,939	11,687	11,433	11,294
Goodwill	(4,593)	(4,593)	(3,513)	(3,513)	(3,525)
Core deposit and other intangible assets	(128)	(140)	(18)	(22)	(28)
Deferred taxes	50	54	6	7	9

Total tangible common equity	$10,449	10,260	8,162	7,905	7,750

(1)	After any related tax effect.

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